Exhibit 99.1

Blue Coat’s Petitions for IPR Challenges Against Finjan Patents Denied

EAST PALO ALTO, CA – 01/26/17 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, and its subsidiary Finjan, Inc. ("Finjan") announced that on January 23, 2017, the Patent Trial and Appeal Board (PTAB) for the United States Patent & Trademark Office (USPTO) denied two Blue Coat Systems, Inc. petitions for Inter Partes Review (IPR) challenging the validity of Finjan’s U.S. Patent Nos. 8,225,408 (the “’408 Patent”) (Case IPR2016-01441) and 8,677,494 (the “’494 Patent”) (Case IPR2016-01443).

The PTAB noted that Blue Coat’s petitions represent the seventh filed against these Finjan Patents, listing eight factors in deciding whether to exercise discretion not to institute review and that “not all factors need to be present, and [it] need not give equal weight to each factor in reaching [its] decision.” Nevertheless, the PTAB proceeded to find all eight factors present concerning Blue Coat’s petitions and denied both. Significantly, the PTAB considered the “harassing impact” of Blue Coat’s “piecemeal challenges [had] on [Finjan] in defending its patent[s].”

"We are encouraged by the PTAB’s comprehensive decisions denying both of Blue Coat’s petitions. The PTAB is spot on to recognize that piecemeal and serial challenges to Finjan’s patents – or any others’ valid patents -- are not only harassing, but also contrary to ‘Congress’ intent in enacting the Leahy-Smith America Invents Act,’” commented Julie Mar-Spinola, CIPO of Finjan Holdings. "This is an instance where the USPTO truly met its objective to ‘take into account the interests of justice and fairness to both petitioners and patent owners where multiple proceedings involving the same patent claims are before the Office’.”

Finjan has pending infringement lawsuits or appeals against FireEye, Inc., Sophos, Inc., Symantec Corp., Palo Alto Networks, ESET and its affiliates, Cisco Systems, Inc., and Avast Software relating to, collectively, more than 20 patents in the Finjan portfolio. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.
ABOUT FINJAN
Established nearly 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan's inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.
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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan’s expectations and beliefs regarding Finjan’s licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2015, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Investor Contact:
Vanessa Winter |Finjan Valter Pinto | KCSA Strategic Communications
(650) 282-3245
investors@finjan.com